================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                               November 19, 1998

                              SERVICE EXPERTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               Six Cadillac Drive
                                    Suite 400
                           Brentwood, Tennessee 37027
                --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

        Service Experts, Inc., a Delaware corporation (the "Company"), operates residential heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In connection with the acquisition of HVAC businesses, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase shares of Common Stock and debt securities convertible into shares of Common Stock pursuant to its Registration Statement on Form S-4. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements:

        (a) Financial Statements of Businesses Acquired
            See Pages F-2 through F-37.

        (b) Pro Forma Financial Information
            See Pages F-38 through F-44.

                         INDEX TO FINANCIAL STATEMENTS

                                                                     PAGE
                                                                     ----
DODGE HEATING AND AIR CONDITIONING, INC. ET AL.
  AND DH&A, INC. -- FINANCIAL STATEMENTS
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE NINE MONTHS
  ENDED SEPTEMBER 30, 1998 (UNAUDITED)
Report of Independent Auditors........................................ F-2
Combined Balance Sheets............................................... F-3
Combined Statements of Income......................................... F-5
Combined Statement of Stockholder's Equity............................ F-6
Combined Statements of Cash Flows..................................... F-7
Notes to Combined Financial Statements................................ F-8

CLIMATE DESIGN SYSTEMS, INC. -- FINANCIAL STATEMENTS FOR
  THE YEAR ENDED DECEMBER 31, 1997 AND THE SIX MONTHS ENDED
  JUNE 30, 1998 (UNAUDITED)
Report of Independent Auditors....................................... F-21
Balance Sheets....................................................... F-22
Statements of Income................................................. F-23
Statement of Stockholder's Equity.................................... F-24
Statements of Cash Flows............................................. F-25
Notes to Financial Statements........................................ F-26

SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
Basis of Presentation...............................................  F-38
Unaudited Pro Forma Combined Balance Sheet as of September 30,
  1998..............................................................  F-40
Unaudited Pro Forma Combined Statements of Income for the
  Nine Months ended September 30, 1998 and for the Twelve
  Months ended December 31, 1997....................................  F-41
Notes to Unaudited Pro Forma Combined Financial
  Statements........................................................  F-43

                         Report of Independent Auditors


The Stockholder of
Dodge Heating and Air Conditioning, Inc. et al. and
DH&A, Inc.


We have audited the accompanying combined balance sheet of Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc. (see note 1) as of December 31, 1997, and the related combined statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc. at December 31, 1997, and the combined results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                               /s/ Ernst & Young LLP

Nashville, Tennessee
October 23, 1998

                Dodge Heating and Air Conditioning, Inc. et al.
                                and DH&A, Inc.

                            Combined Balance Sheets


                                                    DECEMBER 31,     SEPTEMBER 30,
                                                        1997             1998
                                                    ------------     ------------
                                                                      (Unaudited)

ASSETS
Current assets:
  Cash............................................. $   106,278       $ 1,031,530
  Accounts receivable:
   Trade, net of allowance for doubtful
     accounts of $75,000 and $49,000 at
     December 31, 1997 and September 30, 1998......   1,128,748         1,774,163
   Stockholder.....................................      40,877               298
   Other...........................................      18,726            19,590
                                                    -----------       -----------
                                                      1,188,351         1,794,051

Inventories........................................     378,811           355,625
Costs and estimated earnings in excess of billings.     547,055           409,241
Deferred income taxes..............................      88,684                --
                                                    -----------       -----------
Total current assets...............................   2,309,179         3,590,447

Property, buildings and equipment:
  Land.............................................     344,250           344,250
  Buildings........................................      38,250            38,250
  Furniture and fixtures...........................     256,659           266,147
  Machinery and equipment..........................     474,067           479,064
  Vehicles.........................................   1,165,972         1,093,149
  Leasehold improvements...........................      84,159            98,921
                                                    -----------       -----------
                                                      2,363,357         2,319,781
  Less accumulated depreciation and amortization...  (1,291,612)       (1,336,259)
                                                    -----------       -----------
                                                      1,071,745           983,522
Other assets.......................................      18,717            18,717
                                                    -----------       -----------
Total assets....................................... $ 3,399,641       $ 4,592,686
                                                    ===========       ===========



                                                     DECEMBER 31,     SEPTEMBER 30,
                                                        1997              1998
                                                    -------------     -------------
                                                                       (Unaudited)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities... $   524,758       $   478,226
  Accrued compensation.............................      86,040           182,497
  Accrued warranties...............................     147,850           131,000
  Income taxes payable.............................     179,093           454,054
  Deferred revenue.................................      20,841            42,499
  Deferred income taxes............................          --            79,690
  Billings in excess of costs and estimated
    earnings.......................................     264,844           170,623
  Current portion of long-term debt................     172,087            83,089
                                                    -----------       -----------
Total current liabilities..........................   1,395,513         1,621,678

Long-term debt, net of current.....................     469,884           358,790
Deferred income taxes..............................     128,962           128,842

Stockholder's equity:
  Common stock, $10 par value, 25,000 shares
    authorized, 300 shares issued and outstanding..       3,000             3,000
  Common stock, $1 par value, 100,000 shares
    authorized, 500 shares issued and outstanding..         500               500
  Retained earnings................................   1,401,782         2,479,876
                                                    -----------       -----------
Total stockholder's equity.........................   1,405,282         2,483,376
                                                    -----------       -----------
Total liabilities and stockholder's equity......... $ 3,399,641       $ 4,592,686
                                                    ===========       ===========

               Dodge Heating and Air Conditioning, Inc., et al.
                                 and DH&A, Inc.


                         Combined Statements of Income

                                                              YEAR ENDED         NINE MONTHS ENDED
                                                             DECEMBER 31,          SEPTEMBER 30,
                                                                 1997                  1998
                                                             ------------        ----------------
                                                                                   (Unaudited)
Net Revenue..............................................    $9,418,317             $9,238,728
Cost of goods sold.......................................     6,683,364              5,350,916
                                                             ----------             ----------
Gross margin.............................................     2,734,953              3,887,812
Selling, general and administrative expenses.............     1,884,841              1,551,728
                                                             ----------             ----------
Income from operations...................................       850,112              2,336,084
Other income (expense):
 Interest expense........................................       (84,041)               (39,876)
 Interest income.........................................        17,706                  9,686
 Other income (expense)..................................        85,216                (30,478)
                                                             ----------             ----------
                                                                 18,881                (60,668)
                                                             ----------             ----------
Income before taxes......................................       868,993              2,275,416
Provision (benefit) for income tax:
 Current.................................................       195,263                491,914
 Deferred................................................        (5,198)               168,254
                                                             ----------             ----------
Total income taxes.......................................       190,065                660,168
                                                             ----------             ----------
Net income...............................................    $  678,928             $1,615,248
                                                             ==========             ==========

                            See accompanying notes.

                Dodge Heating and Air Conditioning, Inc. et al.
                                 and DH&A, Inc.

                   Combined Statements Of Stockholder's Equity


                                                  TOTAL
                                               ----------
Balance at January 1, 1997...................  $  740,303
  Capital distributions......................     (14,449)
  Capital contributions......................         500
  Net income.................................     678,928
                                               ----------
Balance at December 31, 1997.................   1,405,282
  Capital distributions (unaudited)..........    (537,154)
  Net income (unaudited).....................   1,615,248
                                               ----------
Balance at September 30, 1998 (unaudited)....  $2,483,376
                                               ==========

                            See accompanying notes.

         Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

                            Statements of Cash Flows

                                                                             YEAR ENDED          NINE MONTHS ENDED
                                                                          DECEMBER 31, 1997      SEPTEMBER 30, 1998
                                                                         ------------------------------------------
                                                                                                   (Unaudited)
OPERATING ACTIVITIES
Net income ............................................................      $ 678,928               $1,615,248
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization.......................................        235,059                  193,994
   (Benefit) provision for deferred income taxes.......................         (5,198)                 168,254
   Provision (recoveries) for loss on accounts receivable..............         56,227                  (18,856)
   Loss on asset disposals.............................................             --                   37,047
   Changes in assets and liabilities
     Accounts receivable...............................................        105,371                 (586,844)
     Inventories.......................................................        (56,777)                  23,186
     Other current assets..............................................         (3,048)                      --
     Trade accounts payable and accrued liabilities....................       (328,740)                 (46,532)
     Accrued compensation..............................................         12,105                   96,457
     Accrued warranties................................................          7,850                  (16,850)
     Deferred revenue..................................................        (18,291)                  21,658
     Income taxes payable..............................................        144,645                  274,961
     Costs and estimated earnings in excess of billings and
       billings in excess of costs and estimated earnings..............       (395,461)                  43,593
                                                                         -----------------------------------------
Net cash flow provided by operating activities.........................        432,670                1,805,316

INVESTING ACTIVITIES
Purchase of property, buildings and equipment..........................      (146,010)                 (142,818)
                                                                         -----------------------------------------
Net cash used in investing activities..................................      (146,010)                 (142,818)

FINANCING ACTIVITIES
Lines of Credit Advances...............................................       165,000                        --
Lines of Credit Payments...............................................      (260,000)                       --
Payments on long-term debt.............................................      (191,759)                 (200,092)
Proceeds from long-term debt...........................................        83,545                        --
Issuance of stock......................................................           500                        --
Distribution to stockholder............................................       (14,449)                 (537,154)
                                                                         -----------------------------------------
Net cash used in financing activities..................................      (217,163)                 (737,246)

Increase in cash.......................................................         69,497                  925,252
                                                                         -----------------------------------------
Cash at beginning of period............................................         36,781                  106,278
Cash at end of period..................................................      $ 106,278               $1,031,530
                                                                         =========================================
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................................................      $  84,041               $   39,876
                                                                         =========================================
Income taxes paid......................................................      $  50,618               $  216,955
                                                                         =========================================

                            See accompanying notes.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

                     Note to Combined Financial Statements

                               December 31, 1997


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Dodge Heating and Air Conditioning, Inc., et al., including certain real property operations used by the Company ("Dodge"), and DH&A, Inc., ("DH&A") (collectively, the "Company") are under common ownership. Dodge operates in one industry segment and is engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the State of Georgia. Dodge began operations in 1981. DH&A provides air conditioning, electrical, plumbing and other maintenance services and materials and parts, under two contracts with Warner Robins Air Force Base ("Warner Robins") in Georgia. DH&A was formed on June 6, 1997 and began operations in September, 1997.


PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc. All intracompany transaction have been eliminated in the combination.


UNAUDITED INTERIM FINANCIAL STATEMENTS

The combined balance sheet as of September 30, 1998 and the related combined statements of income, stockholder's equity, and cash flows for the nine months then ended ("interim financial statements") have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the nine months ended September 30, 1998 may not be indicative of operating results for the full year.


RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's Contracts for residential installation and service and maintenance revenue and revenue relating to the two maintenance service contracts are recognized upon completion of the services, which is usually within one to two days.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF REVENUE (CONTINUED)

Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a Contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six to 12 months.

Trade accounts receivable includes billings and billed retainage on Contracts. Trade accounts receivable also includes unbilled retainage of approximately $311,000 at December 31, 1997. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings", represents revenue recognized in excess of amounts billed on in-progress Contracts. The liability, "billings in excess of costs and estimated earnings", represents billings in excess of revenue recognized on in-progress Contracts.


FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash approximate fair value.


Accounts Receivable, Notes Payable, Accounts Payable and Accrued Liabilities

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. The Company primarily purchases HVAC units and parts from Mingledorf, Inc. Total purchases of equipment and parts from this supplier during 1997 totaled approximately $861,000.

At December 31, 1997, the Company had approximately $32,800 on deposit with a bank in excess of FDIC Insurance limits.


ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense and totaled approximately $56,000. There were no accounts written off during the year.


INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out ("FIFO") method for all inventories.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, BUILDINGS AND EQUIPMENT

Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:


                                                   Years
                                                   -----
                   Building                        31.5
                   Furniture and fixtures           7
                   Machinery and equipment          5
                   Vehicles                         5
                   Leasehold improvements          10

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of", requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, buildings and equipment and has determined that there were no indications of impairment as of December 31, 1997.

         Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides the customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning units. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

Dodge uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

The stockholder of DH&A has elected under Subchapter S of the Internal Revenue Code to include income of DH&A in his own income for federal income tax purposes. Accordingly, DH&A was not subject to federal or state income taxes prior to the business combination on September 24, 1998 (See Note 9).

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $38,000.


NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholder's equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 in 1998 did not have an impact on the Company's financial statements.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:

                                                                           DECEMBER 31,
                                                                               1997
                                                                           ------------
Contracts on the percentage-of-completion method:
 Expenditures on uncompleted contracts                                     $  4,193,828
 Estimated earnings                                                           1,421,679
                                                                           ------------
                                                                              5,615,507
 Less applicable billings                                                    (5,333,296)
                                                                           ------------
                                                                           $    282,211
                                                                           ------------


Included in the accompanying balance sheet under the
 following captions:
   Costs and estimated earnings in excess of billings
    on uncompleted contracts                                               $    547,055
   Billings in excess of costs and estimated earnings on
    uncompleted contracts                                                       264,844
                                                                           ------------
                                                                           $    282,211
                                                                           ============

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

3. DEBT

Debt consists of:

                                                   December 31,
                                                       1997
                                                   ------------
       Mortgage note payable                         $ 264,985
       Installment and equipment notes                 376,986
                                                     ---------
                                                       641,971
       Less current portion                           (172,087)
                                                     ---------
                                                     $ 469,884
                                                     =========

The Company has two lines of credit with financial institutions with a total borrowing limit of $150,000 and $500,000, respectively. The lines of credit bear interest at a rate of prime plus one, which was 9.5% at December 31, 1997. There were no borrowings outstanding under either line as of December 31, 1997.

The Company has a mortgage note payable which is secured by the related office building and land. This loan requires monthly installments of $3,015, including principal and interest (8.51% at December 31, 1997) through July 2009.

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 6.5% to 11.0% per annum at December 31, 1997. These loans require monthly payments ranging from $304 to $3,250 and are due through July 2001.

         Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:


1998                      $172,087
1999                       153,794
2000                        96,282
2001                        23,888
2002                        19,907
Thereafter                 176,013
                          --------
                          $641,971
                          ========

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

4. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 100% of total contributions by a plan member, to a maximum of 3% of the employee's total calendar year compensation. The Company's matching contributions totaled approximately $15,000 for 1997.

5. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

6. SIGNIFICANT CUSTOMER

All of DH&A's revenue is from two contracts with Warner Robins. These two contracts, which were entered into in September 1997, represented 7% of the Company's revenue for the year ended December 31, 1997. For the nine months ended September 30, 1998, the two contracts represented approximately 20% of the Company's revenue and 45% of income before taxes. The contracts expire in October 2000.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

7. INCOME TAXES

Income tax expense (benefit) consists of the following at December 31, 1997:

                                   DECEMBER 31,
                                      1997
                                   ------------
Current:
 Federal                           $    165,881
 State                                   29,382
Deferred                                 (5,198)
                                   ------------
                                   $    190,065
                                   ============

Significant components of the deferred tax assets and liabilities as of December 31, 1997, are as follows:

Deferred tax liabilities:
 Deferred revenue                           $152,490
 Depreciation and amortization                10,927
                                            --------
Total deferred tax liabilities               163,417

Deferred tax assets:
 Accounts receivable                          28,470
 Compensation and warranty reserves           94,669
                                            --------
Total gross deferred tax assets              123,139
Valuation allowance                               --
                                            --------
Deferred tax assets                          123,139
                                            --------
Net deferred tax liabilities                $ 40,278
                                            ========


Management has evaluated the need for a valuation allowance against the gross deferred tax assets and determined that the deferred tax assets will likely be realized through taxable income from reversing taxable temporary differences and future pretax book income. Accordingly, no valuation allowance was recorded at December 31, 1997.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

7. INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows.

                                                              DECEMBER 31,
                                                                 1997
                                                              ------------
Tax provision at statutory rate of 34%                        $   295,458
State income tax less applicable federal tax benefit               18,850
Adjustment to eliminate S corporation earnings not
  subject to federal or state income tax                         (126,178)
Other, net                                                          1,935
                                                              -----------
                                                              $   190,065
                                                              ===========

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

DH&A operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. Had DH&A filed federal and state income tax returns as a C corporation for 1997, income tax expense under the provisions of SFAS No. 109 would have been approximately $139,000.

Effective September 18, 1998, DH&A entered into an Amended and Restated Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). As a result, DH&A merged with and into Dodge which became a wholly-owned subsidiary of Service Experts effective September 24, 1998, and the Subchapter S election was terminated. DH&A was required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities at the date of the termination of S corporation status. The effect of recognizing the $198,000 net deferred tax liability was included in income from continuing operations as of September 30, 1998.

        Dodge Heating and Air Conditioning, Inc. et al. and DH&A, Inc.

8. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's IT or non-IT systems or the systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

9. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Amended and Restated Agreement and Plan of Merger with Service Experts. In accordance with the Amended and Restated Agreement and Plan of Merger, the Company became a wholly-owned subsidiary of Service Experts effective September 24, 1998.

                         Report of Independent Auditors


The Stockholder of
  Climate Design Systems, Inc.

We have audited the accompanying balance sheet of Climate Design Systems, Inc. as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Climate Design Systems, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                  /s/ Ernst & Young LLP


Nashville, Tennessee
October 30, 1998

                          Climate Design Systems, Inc.

                                 Balance Sheets


                                                             DECEMBER 31,    JUNE 30,
                                                                1997          1998
                                                             -----------     --------
                                                                            (Unaudited)
ASSETS
Current assets:
  Cash......................................................$   20,214      $   75,100
  Accounts receivable:
    Trade, net of allowance for doubtful accounts
      of $10,000 at December 31, 1997 and June 30, 1998..... 1,840,162       1,508,466
    Related party...........................................        --          29,273
    Employee................................................     2,471           6,781
                                                            ----------      ----------
                                                             1,842,633       1,544,520

Inventories.................................................    99,385         125,871
Costs and estimated earnings in excess of billings..........    16,818          52,776
Prepaid expenses and other current assets...................    19,678          14,743
                                                            ----------      ----------
Total current assets........................................ 1,998,728       1,813,010

Property and equipment:
  Furniture and fixtures....................................   203,109         234,339
  Machinery and equipment...................................   143,942         143,942
  Vehicles..................................................   340,849         438,946
  Leasehold improvements....................................    96,795          96,795
                                                            ----------      ----------
                                                               784,695         914,022

  Less accumulated depreciation and amortization............  (539,107)       (574,303)
                                                            ----------      ----------
                                                               245,588         339,719
                                                            ----------      ----------
Total assets................................................$2,244,316      $2,152,729
                                                            ==========      ==========


LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Line of credit........................................... $  505,000      $  345,000
  Trade accounts payable and accrued liabilities...........    570,808         626,314
  Accrued compensation.....................................     16,148          33,477
  Accrued warranties.......................................     11,000          11,000
  Deferred revenue.........................................     39,400          40,000
  Billings in excess of costs and estimated earnings.......     72,532         116,080
  Current portion of long-term debt........................     39,897          50,749
                                                            ----------      ----------
Total current liabilities..................................  1,254,785       1,222,620

Long-term debt, net of current portion.....................     16,533          70,685


Stockholder's equity:
  Common stock, no par value, 500 shares
    authorized, issued and outstanding.....................     31,852          31,852
  Retained earnings........................................    941,146         827,572
                                                            ----------      ----------
Total stockholder's equity.................................    972,998         859,424
                                                            ----------      ----------

Total liabilities and stockholder's equity................. $2,244,316      $2,152,729
                                                            ==========      ==========




                            See accompanying notes.

                          Climate Design Systems, Inc.

                              Statements of Income

                                                                       SIX MONTHS
                                                 YEAR ENDED              ENDED
                                                DECEMBER 31,            JUNE 30,
                                                    1997                  1998
                                                ------------          -----------
                                                                      (Unaudited)
Net revenue......................................$7,189,258           $3,502,758
Cost of goods sold............................... 5,657,309            2,793,203
                                                 ----------           ----------
Gross margin..................................... 1,531,949              709,555
Selling, general and administrative expenses..... 1,051,874              542,933
                                                 ----------           ----------
Income from operations...........................   480,075              166,622
Other expense:
  Interest expense...............................    56,107               16,236
                                                 ----------           ----------
  Net income.....................................$  423,968           $  150,386
                                                 ==========           ==========


                            See accompanying notes.

                          Climate Design Systems, Inc.

                       Statements of Stockholder's Equity

                                        Common Stock
                                        No Par Value        Retained
                                      Shares    Amount      Earnings       Total
                                      -------------------------------------------
Balance at January 1, 1997              500     $31,852    $ 556,149    $ 588,001
  Capital distributions                  --        --        (38,971)     (38,971)
  Net income                             --        --        423,968      423,968
                                       -------------------------------------------
Balance at December 31, 1997            500      31,852      941,146      972,998
  Capital distributions (unaudited)      --        --       (263,960)    (263,960)
  Net income (unaudited)                 --        --        150,386      150,386
                                       -------------------------------------------
Balance at June 30, 1998 (unaudited)    500     $31,852    $ 827,572    $ 859,424
                                       ===========================================


                            See accompanying notes.

                          Climate Design Systems, Inc.

                            Statements of Cash Flows


                                              YEAR ENDED      SIX MONTHS ENDED
                                           DECEMBER 31, 1997   JUNE 30, 1998
                                           -----------------------------------
                                                                (Unaudited)
OPERATING ACTIVITIES
Net income                                    $ 423,968         $ 150,386
Adjustments to reconcile net income
  to net cash provided by operating
  activities
    Depreciation and amortization                79,793            35,196
    Changes in assets and liabilities
      Accounts receivable                      (204,948)          298,113
      Inventories                                   727           (26,486)
      Prepaid expenses and other current
        assets                                   50,708             4,935
      Trade accounts payable and accrued
        liabilities                             (66,873)           55,506
      Accrued compensation                          596            17,329
      Deferred revenue                             --                 600
      Costs and estimated earnings in excess
       of billings and billings in excess
       of costs and estimated earnings           52,175             7,590
                                             -----------------------------
Net cash flow provided by
  operating activities                          336,146           543,169

INVESTING ACTIVITIES
Purchase of property equipment                  (40,235)         (129,327)
                                             -----------------------------
Net cash used in investing activities           (40,235)         (129,327)

FINANCING ACTIVITIES
Line of Credit Advances                         405,000           240,000
Line of Credit Payments                        (620,000)         (400,000)
Distribution to stockholders                    (38,971)         (263,960)
Payments on long-term debt                      (53,731)          (27,176)
Proceeds from long-term debt                     22,576            92,180
                                             -----------------------------
Net cash used in financing
  activities                                   (285,126)         (358,956)

Increase in cash                                 10,785            54,886
                                             -----------------------------
Cash at beginning of period                       9,429            20,214

Cash at end of period                         $  20,214         $  75,100
                                             =============================
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                 $  56,110         $  16,236
                                             =============================


                            See accompanying notes.

                          Climate Design Systems, Inc.

                         Notes to Financial Statements

                               December 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Climate Design Systems, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the states of Massachusetts and New Hampshire.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of June 30, 1998 and the related statements of income, stockholder's equity, and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the six months ended June 30, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF REVENUE

Revenue on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenue on all of the Company's Contracts for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

                          Climate Design Systems, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF REVENUE (CONTINUED)

Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within three to 24 months.

Trade accounts receivable includes billings and billed retainage on Contracts. Trade accounts receivable also includes unbilled retainage of approximately $424,000 at December 31, 1997. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year.

The asset, "cost and estimated earnings in excess of billings", represents revenue recognized in excess of amounts billed on in-progress Contracts. The liability, "billings in excess of costs and estimated earnings", represents billings in excess of revenue recognized on in-progress Contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash approximate fair value.

Accounts Receivable, Notes Payable, Accounts Payable and Accrued Liabilities.

The carrying amounts reported in the balance sheet for accounts receivable, notes payable, accounts payable and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

                          Climate Design Systems, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits.

The Company had trade receivable concentrations of $1,138,000 at December 31, 1997 from two significant customers. This amount represents 62% of trade accounts receivable at December 31, 1997. Sales to these customers were approximately $3,505,000 or 49% of revenue for 1997.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled approximately $18,000 and net recoveries were approximately $23,000.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out ("FIFO") method for all inventories.

                          Climate Design Systems, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives.

                                                  YEARS
                                                  -----
               Furniture and fixtures               7
               Machinery and equipment             5-7
               Vehicles                             5
               Leasehold improvements             10-20

LONG-LIVED ASSETS

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, buildings and equipment and has determined that there were no indications of impairment as of December 31, 1997.

                          Climate Design Systems, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company generally provides the customer with a one year warranty on labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The stockholder of the Company has elected under Subchapter S of the Internal Revenue Code to include the Company's income in his own income for federal income tax purposes. Accordingly, the Company is not subject to federal income tax.

                          Climate Design Systems, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $91,000.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. The adoption of SFAS No. 130 in 1998 did not have an impact on the Company's financial statements.

                          Climate Design Systems, Inc.

2. CONTRACTS IN PROCESS

Information relative to contracts in process is as follows:


                                                        DECEMBER 31,
                                                            1997
                                                        ------------
Contracts on the percentage-of-completion method:
  Expenditures on uncompleted contracts                 $ 2,654,521
  Estimated earnings                                        759,910
                                                        -----------
                                                          3,414,431
  Less applicable billings                               (3,470,145)
                                                        -----------
                                                        $   (55,714)
                                                        ===========

Included in the accompanying balance sheet under
  the following captions:
    Costs and estimated earnings in excess of
      billings on uncompleted contracts                 $    16,818
    Billings in excess of costs and estimated
      earnings on uncompleted contracts                     (72,532)
                                                        -----------
                                                        $   (55,714)
                                                        ===========

Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                          Climate Design Systems, Inc.

3. DEBT

Debt consists of:

                                                DECEMBER 31,
                                                    1997
                                                ------------
          Line of credit                          $505,000
          Installment and equipment notes           56,430
                                                  --------
                                                   561,430
          Less current portion                     544,897
                                                  --------
                                                  $ 16,533
                                                  ========

The Company has a line of credit with a financial institution with a total borrowing limit of $1,000,000. The line of credit bears interest at a rate of prime plus one, which was 9.25% at December 31, 1997. The line of credit is renewed annually. The line is secured by the assets of the Company and a personal guarantee of the sole stockholder.

The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various fixed rates ranging from 2.9% to 12.0% per annum at December 31, 1997. These loans require monthly payments ranging from $333 to $925 and are due through November 2000.

                          Climate Design Systems, Inc.

3. DEBT (CONTINUED)

     As of December 31, 1997, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1998                               $39,897
          1999                                10,875
          2000                                 5,658
                                             -------
                                             $56,430
                                             =======

                          Climate Design Systems, Inc.

5. EMPLOYEE BENEFIT PLANS

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. No matching contributions are made by the Company.

6. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                          Climate Design Systems, Inc.

7. INCOME TAXES (CONTINUED)

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the proposed business combination, the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had taxable income for income tax purposes of $416,000 for 1997. Had the Company filed federal and state income tax returns as a regular corporation for 1997, income tax expense under the provisions of SFAS No. 109 would have been $168,000.

At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at June 30, 1998, the deferred tax liability would have been approximately $24,000.

                          CLIMATE DESIGN SYSTEMS, INC.

8. RELATED PARTY TRANSACTIONS

The Company leases its facility from its stockholder on a month-to-month basis. Rental payments of $48,000 related to this lease were made in the year ended December 31, 1997.

IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial positions of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

If the steps taken by the Company and its material vendors and business partners to be Year 2000 compliant are not successful, the Company would likely experience various operational difficulties resulting in a material adverse effect upon the Company's financial condition and results of operations. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger entries and lapses of service by vendors. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed and does not expect the Year 2000 issue to have a material adverse effect on the financial position, results of operations or cash flows of the Company in future periods.

The Company currently does not have a contingency plan to address the failure of the Company's systems of material third parties to be Year 2000 compliant. Should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third party risks, contingency plans will be developed to address the deficiencies revealed at that time.

9. SUBSEQUENT EVENT

Subsequent to year end, the Company signed an Agreement and Plan of Merger with Service Experts, Inc. ("Service Experts"). In accordance with the Agreement and Plan of Merger, the Company became a wholly-owned subsidiary of Service Experts effective September 18, 1998.

In connection with the business combination of the Company with Service Experts, Service Experts paid all notes payable outstanding.

                   PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                              SERVICE EXPERTS, INC.

     Service Experts, Inc. (the "Company") was incorporated on March 27, 1996. The Company operates in one industry segment and is primarily engaged in the replacement and servicing of HVAC units for residential and commercial customers. The Company has Service Centers located in cities across the United States. The operations of the Company's subsidiaries other than Pooled Companies (as defined below) have been included in the Company's financial statements from their respective effective dates of acquisition. The Company's historical financial statements have been restated for all periods presented by including the historical results of the 1997 Pooled Companies and the 1998 Pooled Company (see Table I).

     The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of 34 Acquired Companies (as defined below) in exchange for shares of the Company's Common Stock, cash, warrants to purchase shares of Common Stock, convertible subordinated notes and the assumption of certain debt.

     The unaudited pro forma combined balance sheet as of September 30, 1998 gives effect to the acquisition of eight Acquired Companies closed effective after September 30, 1998 (see Table I). The unaudited pro forma combined statement of income for the nine months ended September 30, 1998 gives effect to the acquisition of 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 (see Table I), and the eight Acquired Companies which were closed effective after September 30, 1998 as if such transactions had occurred as of January 1, 1998. The unaudited pro forma combined statement of income for the 12 months ended December 31, 1997 gives effect to the acquisition of the 1997 and 1998 Pooled Companies as described below, 32 Acquired Companies closed during 1997 (see Table I), the 26 Acquired Companies closed effective during the nine month period ended September 30, 1998 and the eight Acquired Companies closed effective after September 30, 1998 as if such transactions had occurred on January 1, 1997.

TABLE I

The 1997 Pooled Companies

*1.   C. Iapaluccio, Company, Inc.
 2.   Hawk Heating & Air Conditioning, Inc.
*3.   TML, Inc.
*4.   Parrott Mechanical, Inc.
 5.   McAlister Heat & Air, Inc.

The 1998 Pooled Company

*1.   Dodge Heating and Air Conditioning, Inc., et al. and
      DH&A, Inc.

 Eight Acquired Companies closed subsequent to September 30, 1998

*1.   Climate Design Systems, Inc.
 2.   Eveready Corporation
 3.   Austin Brothers, Inc.
 4.   Womack - O'Bannon, Inc.
 5.   Womack - O'Bannon & Choco, Inc.
 6.   Ben Peer Heating, Inc.
*7.   PTM Enterprises, Inc.
 8.   Jansen's Heating & Air Conditioning, Inc.

26 Acquired Companies closed during the nine month period ended
   September 30, 1998

  1.  Gulf Coast Cooling, Inc.
  2.  Jack Nelson Co., Inc.
  3.  Dan Jacobs Heating & Cooling, Inc.
  4.  Becht Heating & Cooling, Inc.
 *5.  Davis the Plumber, Inc.
  6.  Lee Voisard Plumbing & Heating, Inc.
  7.  Climate Control, Inc.
  8.  Triton Mechanical, Inc.
  9.  Strand Brothers, Inc.
 10.  Astron Residential, Inc.
 11.  Doler Plumbing & Heating, Inc.
 12.  Atlantic Air Conditioning and Heating, Inc.
*13.  Steel City Heating & Air, Inc.
 14.  Deland Heating & Air Conditioning Company
 15.  Kozon, Inc.
 16.  Royden Commercial Services, Inc.
 17.  Albritten Plumbing Heating and Air Conditioning, Inc.
 18.  Alert Heating Service, Inc.
 19.  Russell Mechanical, Inc.
 20.  Andros Refrigeration, Inc.
 21.  Epperson, Inc.
 22.  Midland Heating & Air Conditioning, Inc.
 23.  Economy Heating and Air Conditioning, Inc.
 24.  Mathews Acquisition Sub, Inc.
 25.  Matz Sheet Metal Works, Inc.
 26.  Warshaw Acquisition Sub, Inc.

32 Acquired Companies closed during 1997

*1.   B.W. Heating & Cooling, Inc.
*2.   Chief/Bauer Heating & Air Conditioning, Inc.
*3.   Gaddis Co.
*4.   Dial One Raymond Plumbing, Heating & Cooling, Inc.
*5.   Parker Heating & Air Conditioning Incorporated
*6.   Sylvester Corp.
*7.   Roland J. Down, Inc.
*8.   Stark Services Company, Inc.
*9.   Claire's Air Conditioning and Refrigeration, Inc.
*10.  Claire & Sanders, Inc.
*11.  Piedmont Air Conditioning Company
 12.  Royden, Inc.
 13.  Superior Air Conditioning, Inc.
*14.  ProAir Services, Inc.
*15.  Artic Aire of Chico, Inc.
 16.  A-1 Air Conditioning, Inc.
*17.  Mid Fla Heating & Air, Inc.
 18.  All American Air Conditioning & Heating, Inc.
 19.  The McElroy Service Company
 20.  Bill Ingraham Service Company, Inc.
*21.  S & W Conditioning, Inc.
*22.  Berkshire Air Conditioning Company
*23.  J.M. Jenks Incorporated
*24.  Teays Valley Heating and Cooling, Inc.
 25.  Ainsley & Son Heating, Inc.
 26.  Knochelmann, Inc.
 27.  Stanley Heating and Air Conditioning, Inc.
 28.  George B. Givens Company, Inc.
*29.  Holmes Sales & Service, Inc.
*30.  Getzschman Heating & Sheet Metal Contractors
 31.  Thompson and Sons Heating and Air Conditioning Company
 32.  Air Experts, Inc.

* Indicates that audited financial statements for the Acquired Companies previously have been filed in a Form 8-K or Form S-4 and these Acquired Companies have been included in the pro forma financial statements of the Company.

     The unaudited pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and of the companies referred to in Table I and certain preliminary estimates and assumptions deemed appropriate by management of the Company. The pro forma combined financial statements presented herein have been prepared based on certain assumptions and include certain pro forma adjustments. The Company has not completed all the evaluations necessary for the final purchase price allocations related to certain of the acquired businesses; accordingly, actual adjustments that reflect final evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments reflected herein.

     These pro forma combined financial statements may not be indicative of results that would have been achieved had these acquisitions occurred on the dates indicated or of results which may be realized in the future.

     The pro forma combined financial statements should be read in conjunction with the historical financial statements of the Company.

        Pro Forma Combined Financial Statements of Service Experts, Inc.

                  Unaudited Pro Forma Combined Balance Sheet
                               September 30, 1998

                                                           Acquired            Pro Forma       Pro Forma
                                           Company        Companies          Adjustments     As Adjusted
                                           -------------------------------------------------------------
                                                               (IN THOUSANDS)
Assets
Current assets:
    Cash and cash equivalents............  $   6,024     $    1,347        $  (6,887) (a)    $        6
                                                                                (478) (b)
Receivables:
      Trade Receivables, net.............     46,454          2,271              --              48,725
      Related Party......................        340           --                --                 340
      Employee...........................        533             48              --                 581
      Other..............................      4,999              1              --               5,000
                                           ------------   -------------   --------------   -------------
                                              52,326          2,320              --              54,646

Inventories                                   25,594            884              --              26,478
Cost and estimated earnings in exce            4,885             17              --               4,902
Prepaid expenses and other current assets      5,675             89              --               5,764
Current portion of notes receivable --
       related parties...................         14           --                --                  14
Current portion of notes receivable              177           --                --                 177
Deferred income taxes                          3,972           --                --               3,972
                                           ------------   -------------   --------------   ------------
                Total current assets.....     98,667          4,657           (7,365)            95,959

Property, buildings and equipment, net        34,940          1,606              --              36,546
Notes receivable--related parties........        334              2              --                 336
Notes receivable--other..................        567           --                --                 567
Goodwill.................................    169,766          1,227           10,674  (a)       181,667
Unallocated purchase price...............                      --                --                --
Other assets.............................      6,889            418              --               7,307
                                           ------------  --------------   --------------   ------------
                Total assets               $ 311,163     $    7,910        $   3,309         $  322,382
                                           ============  ==============   ==============   ============

Liabilities and Stockholders Equity
Current liabilities:
    Trade accounts payable & accrued.....  $  16,292     $    2,911        $     --          $   19,203
    Accrued compensation.................      8,287             26              --               8,313
    Accrued warranties...................      3,260            193              --               3,453
    Income taxes payable.................      1,118             10              --               1,128
    Deferred revenue.....................     10,295            459              --              10,754
    Deferred income taxes................         80              5              --                  85
    Billings in excess of costs and            1,663           --                --               1,663
    Current portion of long-term debt....        274             87              (87) (b)           274
                                           ------------   -------------   ---------------   -----------
                Total current liabilities:    41,269          3,691              (87)            44,873

Long-term debt, and capital lease
    obligations, net of current..........     73,302            391              967  (a)        74,269
                                                                                (391) (b)
Deferred income taxes....................      1,875           --                --               1,875

    Common stock.........................        171            615             (612) (a)           174
    Additional paid-in-capital...........    155,424            181            6,464  (a)       162,069
    Retained earnings....................     39,122          3,032           (3,032) (a)        39,122
                                           -----------   --------------   ---------------   -----------
                                             194,717          3,828            2,820            201,365
                                           -----------   --------------   ---------------   -----------
                                           $ 311,163     $    7,910        $   3,309         $  322,382
                                           ===========   ==============   ===============   ===========


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                     ACQUIRED       PRO FORMA       PRO FORMA
                                                       COMPANY       COMPANIES      ADJUSTMENTS      ADJUSTED
                                             ----------------------------------------------------------------------------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Revenue....................................      $  293,604      $  42,277            --         $  335,881
Cost of goods sold ............................         188,083         24,487            --            212,570
                                                     ----------      ---------       -------         ----------
Gross margin ..................................         105,521         17,790            --            123,311
Selling, general and administrative ...........          73,660         14,562        (1,225) (c)        86,997
                                                     ----------      ---------       -------         ----------
Income from operations ........................          31,861          3,228         1,225             36,314
Other income (expense):
  Interest expense ............................          (2,395)          (170)          129  (d)        (2,436)
  Interest income .............................             355             69            --                424
  Other income ................................             483            427            --                910
                                                     ----------      ---------       -------         ----------
                                                         (1,557)           326           129             (1,102)
                                                     ----------      ---------       -------         ----------
Income before taxes ...........................          30,304          3,554         1,354             35,212
Provision for income taxes ....................          12,141          1,979           107 (e)         14,227
                                                     ----------      ---------       -------         ----------
Net income ....................................      $   18,163      $   1,575        $1,247         $   20,985
                                                     ==========      =========       =======         ==========

Pro forma net income per share:
  Basic .......................................      $     1.09                                      $     1.21
  Diluted .....................................      $     1.07                                      $     1.19
Pro forma weighted average shares outstanding:
  Basic .......................................          16,684                          672  (f)        17,356
  Diluted .....................................          16,922                          674  (g)        17,596


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997




                                                   Acquired      Pro Forma      Pro Forma
                                       Company     Companies    Adjustments     Adjusted
                                       --------    ---------    -----------     ---------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Revenue.........................   $248,110     $152,128     $     --        $400,238
Cost of goods sold..................    161,281       93,859           --         255,140
                                       --------     --------     --------        --------
Gross margin........................     86,829       58,269           --         145,098
Selling, general and administrative.     62,103       49,195       (1,637)(c)     109,661
                                       --------     --------     --------        --------
Income from operations..............     24,726        9,074        1,637          35,437
Other income (expense):
  Interest expense..................       (772)        (811)         757 (d)        (826)
  Interest income...................        793          127           --             920
  Other income......................        578          520           --           1,098
                                       --------     --------     --------        --------
 ....................................        599         (164)         757           1,192
                                       --------     --------     --------        --------
Income before taxes.................     25,325        8,910        2,394          36,629
Provision for income taxes..........      9,380        4,571          230 (e)      14,181
                                       --------     --------     --------        --------
Net income..........................   $ 15,945     $  4,339     $  2,164        $ 22,448
                                       ========     ========     ========        ========

Pro forma net income per share:
  Basic.............................   $   1.08                                  $   1.34
  Diluted...........................   $   1.07                                  $   1.32

Pro forma weighted average shares
  outstanding:
  Basic.............................     14,774                     2,029 (h)      16,803
  Diluted...........................     14,922                     2,070 (i)      16,992


  See accompanying notes to Unaudited Pro Forma Combined Financial Statements

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

     (a) Reflects the payments to owners of eight Acquired Companies of $6,887,000 in cash, 734,000 shares of Common Stock and $967,000 in convertible debt resulting in an increase in Goodwill of $10,674,000 which is amortized over 40 years. The allocation of the purchase price associated with the acquisitions has been determined by the Company based on available information and is subject to further refinement.

     (b) Reflects the assumed payment of all acquired outstanding debt.

                                                                        TWELVE MONTHS    NINE MONTHS
                                                                            ENDED           ENDED
                                                                        DECEMBER 31,    SEPTEMBER 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (IN THOUSANDS)
PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS

(c) REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
    ADMINISTRATIVE:
     (i)  Elimination of historical owners' compensation..............    $ (8,824)       $ (2,824)
    (ii)  Additional compensation relating to new agreements with
          previous owners.............................................       5,338           1,671
   (iii)  Adjust rent expense per new leases..........................         (51)             (4)
    (iv)  Corporate office overhead expenses..........................       1,521             423
     (v)  Goodwill amortization.......................................       2,212             567
    (vi)  Elimination of general and administrative expenses..........      (1,833)         (1,058)
                                                                          --------        --------
                                                                          $ (1,637)       $ (1,225)
                                                                          ========        ========

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                        TWELVE MONTHS    NINE MONTHS
                                                                            ENDED           ENDED
                                                                        DECEMBER 31,    SEPTEMBER 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (IN THOUSANDS)
(d) REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE RELATED TO:
     (i)  Elimination of all other debt assumed in the transaction to
          be paid at closing..........................................    $    811        $    170
     (ii) Additional interest on debt incurred with transaction.......         (54)            (41)
                                                                          --------        --------
                                                                          $    757        $    129
                                                                          ========        ========
(e) REFLECTS THE FOLLOWING ADJUSTMENTS TO INCOME TAXES:
     (i)  Additional income tax provision for state and federal taxes at a combined effective rate of 40% as certain Acquired
          Companies previously which were taxed as
          Subchapter S corporations......... .........................    $ (1,007)       $   (558)
    (ii)  Additional income taxes on adjustments (c) and (d)..........         352             438
   (iii)  Additional income tax provision for state and federal taxes
          due to the non-deductibility of goodwill....................         885             227
                                                                          --------        --------
                                                                          $    230        $    107
                                                                          ========        ========
(f) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 672,000 shares issued to the owners of the Acquired
              Companies.
(g) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 672,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 2,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.
(h) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,029,000 shares issued to the owners of the Acquired
          Companies.
(i) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 2,029,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 41,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SERVICE EXPERTS, INC.


                                          By:  /s/ Anthony M. Schofield
                                              ----------------------------------
                                              Anthony M. Schofield
                                              Chief Financial Officer, Secretary
                                              and Treasurer


Date: November 19, 1998

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------
  23                 Consent of Ernst & Young LLP
